Exhibit 99.1

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355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Reports Second Quarter 2026 Results;

Advances Strategic

Transformation During Second Quarter, $23.5 Million in Cash and Debt-Free

Balance Sheet

CENTRAL ISLIP, N.Y., (Business Wire) – August 12, 2026 – CVD Equipment Corporation (NASDAQ: CVV) (the “Company”) today reported its financial results for the second quarter ended June 30, 2026.

Highlights

●	Completed sale of SDC division on April 1, 2026 for $17.4 million.

●	Generated net cash proceeds of approximately $15.0 million from the transaction after transaction costs and estimated tax payments to be made in the third quarter.

●	Ended the quarter with approximately $23.5 million of cash and cash equivalents and no long-term debt.

●	Reported net income of $12.6 million for the quarter, reflecting the $13.9 million gain on the divestiture of SDC.

●	Completed major operational restructuring expected to significantly reduce the Company’s fixed cost structure.

Manny Lakios, President and Chief Executive Officer of CVD Equipment Corporation, stated, “The successful divestiture of SDC marks a transformational milestone in the evolution of CVD Equipment. The transaction significantly strengthened our balance sheet, increased our financial flexibility, and allows us to pursue long-term growth opportunities while as we continue to evaluate strategic alternatives for the Company.

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While customer order levels continue to be adversely affected by the broader economic and geopolitical uncertainty, we remain actively engaged with our customers and are continuing to pursue opportunities developing across our target markets. We are focused on maintaining a disciplined approach to capital allocation and expense control, with a goal of creating long-term shareholder value.”

Second Quarter 2026 Performance from Continuing Operations

(excluding the discontinued operations of SDC)

Balance Sheet

As a result of the divestiture of the SDC division:

●	Cash increased to $23.5 million from $8.7 million at December 31, 2025.

●	Stockholders’ equity increased to $36.0 million from $24.7 million.

Operations

●	Orders: $1.2 million (includes a $0.8 million PowderCoat 450 system order), a decrease from $1.5 million in the prior year quarter, due to lower system and non-system orders.

●	Revenue: $2.0 million, down 42.6% as compared to prior year quarter. Revenue continued to reflect lower system bookings during 2025 and early 2026.

●	Gross margin: 16.8% versus 14.1% in the prior year quarter, principally due to a higher proportion of non-system revenues in the current quarter.

●	Backlog: $3.9 million at June 30, 2026, as compared to $4.6 million at March 31, 2026.

Earnings (Loss)

●	Net loss from continuing operations: ($1.4 million), or ($0.20) per basic and diluted share, compared with net loss from continuing operations of ($1.3 million), or ($0.19) per basic and diluted share, in the prior year quarter.

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●	Net income from discontinued operations: $13.9 million, or $2.01 per basic and diluted share, consisting of the gain on the divestiture of SDC of $13.9 million, net of transaction expenses and income tax expense. Including $0.4 million of transaction costs recognized during the first quarter of 2026, the total net gain on the divestiture was $13.5 million.

Following quarter-end, the customer associated with the $0.8 million system order filed a prepackaged Chapter 11 bankruptcy proceeding. Although unsecured trade creditors are expected to be unimpaired under the proposed plan, the Company is evaluating the potential impact on the order and its backlog, financial results, financial position, and cash flows.

Conference Call

A conference call reviewing these results has been scheduled for today, August 12, 2026 starting at 5:00 PM ET. To join the call, dial 1-877-407-2991 or 1-201-389-0925. A live and archived webcast of the call will also be available on the company’s website at https://cvdequipment.com/events. The archived webcast will be available approximately two hours following the end of the conference call. A telephone replay will be available for 7 days. To access the replay, dial 1-877-660-6853 or 1-201-612-7415. The replay passcode is 13762114.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, and related equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include aerospace & defense (ceramic matrix composites), silicon carbide (SiC) high-power electronics, electric vehicle (EV) battery materials (carbon nanotubes, graphene and silicon nanowires), and industrial applications. Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, uncertainty as to our ability to execute on our transformation strategy, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our aerospace equipment and PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for growth markets; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events.

CVD Equipment Corporation Contact:

Richard Catalano, Executive Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

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CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,953	$3,404	$3,798	$9,737
Cost of revenue	1,624	2,923	3,321	7,451
Gross profit	329	481	477	2,286
Operating expenses:
Research and development	685	639	1,413	1,373
Selling	232	282	472	649
General and administrative	971	931	1,992	1,954
Gain on sale of equipment	-	-	(46)	—
Total operating expenses	1,888	1,852	3,831	3,976
Operating loss from continuing operations	(1,559)	(1,371)	(3,354)	(1,690)
Net loss from continuing operations	(1,372)	(1,292)	(3,097)	(1,521)
Net income from discontinued operations	13,937	231	13,999	820
Net income (loss)	$12,565	$(1,061)	$10,902	$(701)
Basic and diluted loss per share
Loss from continuing operations	$(0.20)	$(0.19)	$(0.45)	$(0.22)
Income from discontinued operations	$2.01	$0.03	$2.02	$0.12
Net income (loss)	$1.81	$(0.15)	$1.58	$(0.10)

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CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands - Unaudited)

	June 30, 2026	Dec. 31, 2025
Assets
Current assets:
Cash and cash equivalents	$23,483	$8,734
Accounts receivable, net	1,771	1,293
Contract assets	1,397	2,853
Inventories	247	285
Amount held in escrow	900	-
Current assets of discontinued operations	-	2,852
Assets held for sale - equipment	-	510
Other current assets	350	357
Total current assets	28,148	16,884
Property, plant and equipment, net	10,276	10,529
Noncurrent assets of discontinued operations	-	46
Other assets	99	50
Total assets	$38,523	$27,509

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$155	$250
Accrued expenses	1,060	849
Income taxes payable	688	-
Contract liabilities	541	560
Current maturities of long-term debt	-	181
Current liabilities of discontinued operations	-	944
Total current liabilities	2,444	2,784
Total non-current liabilities – security deposit	30	-
Total stockholders’ equity	36,049	24,725
Total liabilities and stockholders’ equity	$38,523	$27,509

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2025.